UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2025

Commission file number 001-31220

Community Trust Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Kentucky	61-0979818
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 2947 346 North Mayo Trail Pikeville, Kentucky	41502
(Address of principal executive offices)	(Zip code)

(606) 432-1414 (Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (Title of class)
CTBI	The NASDAQ Global Select Market
(Trading symbol)	(Name of exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Per the Community Trust Bancorp, Inc. (“CTBI”) Directors’ Compensation, Retirement, and Benefits Policy, directors must retire from being a voting director upon attaining the age of 75.  On June 21, 2025, Franklin H. Farris, Jr. attained the age of 75 and, therefore, has retired from CTBI’s Board of Directors.  Mr. Farris’ retirement reduces the number of directors from ten to nine.

Mr. Farris held the position of Audit and Asset Quality Committee Chairman.  Upon Mr. Farris’ retirement, the Board of Directors appointed Eugenia Crittenden “Crit” Luallen as Chairman of the Audit and Asset Quality Committee.  Ms. Luallen currently serves as Vice Chairman and lead independent director of CTBI’s Board of Directors.  The Board has determined that Ms. Luallen is an audit committee financial expert for CTBI and is independent as described the independence standards of Rule 5605(a)(2) and the audit committee qualifications of Rule 5605(c)(2) of the Nasdaq listing standards.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY TRUST BANCORP, INC.

By:

Date:	June 23, 2025	/s/ Mark A. Gooch
Mark A. Gooch
Chairman, President, and Chief Executive Officer